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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF GARY W. KYLE, ESQ.]

                               December 29, 2000

Pacific Enterprises
555 West Fifth Street
Los Angeles, California 90013-1011

     Re: Registration Statement on Form S-3 of Pacific Enterprises and Sempra Energy

Ladies and Gentlemen:

   I am the Chief Corporate Counsel of Sempra Energy, a California corporation. In connection with the registration statement on Form S-3 filed on December 29, 2000 (the "Registration Statement") by Pacific Enterprises, a California corporation ("Pacific Enterprises"), and Sempra Energy, a California corporation ("Sempra Energy" and together with Pacific Enterprises, the "Registrants") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested my opinion with respect to the matters set forth below.

   I have reviewed the prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration of up to $500,000,000 aggregate offering price of (i) one or more series of unsecured senior debt securities (the "Debt Securities") and (ii) guarantees of the Debt Securities by Sempra Energy (the "Guarantees"). The Debt Securities will be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), between Pacific Enterprises and a trustee (the "Trustee").

   In my capacity as Chief Corporate Counsel, I am generally familiar with the proceedings taken and proposed to be taken by the Registrants in connection with the authorization and issuance of the Securities. For purposes of this opinion, I have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, California and New York laws, in the manner presently proposed.

   I have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to my satisfaction, of all such documents, corporation records and instruments of the Registrants as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

   I have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Registrants with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

   I am opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the State of California, the internal laws of the State of New York, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
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   Subject to the foregoing and the other qualifications set forth herein, it is my opinion that, as of the date hereof:

     1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indenture (including, without limitation, the adoption by the Board of Directors of Pacific Enterprises of any necessary further resolutions duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of Pacific Enterprises against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when each of the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to Pacific Enterprises or result in a default under or breach of any agreement or instrument binding upon Pacific Enterprises, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Pacific Enterprises, whether imposed by any court or governmental or regulatory body having jurisdiction over Pacific Enterprises, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of Pacific Enterprises enforceable against it in accordance with the terms of the Debt Securities.

     2. When (a) the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the applicable Indenture (including, without limitation, the adoption by the Board of Directors of Sempra Energy of any necessary further resolutions duly authorizing the issuance and delivery of the Guarantees and the related Debt Securities), the Guarantees have been duly executed and delivered and the related Debt Securities have been authenticated by the Trustee and duly executed and delivered on behalf of Sempra Energy against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when each of the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Guarantees as executed and delivered do not violate any law applicable to Sempra Energy or result in a default under or breach of any agreement or instrument binding upon Sempra Energy, and (e) assuming that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to Sempra Energy, whether imposed by any court or governmental or regulatory body having jurisdiction over Sempra Energy, and (f) assuming that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of Sempra Energy, enforceable against Sempra Energy in accordance with the terms of the Guarantees.

   The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) requirements that a claim with respect to any Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing
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on a date determined pursuant to applicable law; (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or current unit; (vi) I express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (vii) I express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principle amount thereof which might be determined to constitute unearned interest thereon.

   I have assumed for purposes of this opinion that the applicable Indenture constitutes the legally valid, binding and enforceable obligation of Pacific Enterprises enforceable against it in accordance with its terms; and that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.
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   I consent to your filing this opinion as an exhibit to the Registration
Statement and to the reference to me under the caption "Validity of the Securities" in the Prospectus included therein.

                                          Very truly yours,

                                                /s/ Gary W. Kyle, Esq.
                                          _____________________________________
                                                   Gary W. Kyle, Esq.
                                                 Chief Corporate Counsel